EXHIBIT 32.1
CERTIFICATION
Each of the undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Paxson Communications Corporation, that, to his knowledge, the Quarterly Report of Paxson Communications Corporation on Form 10-Q for the period ended September 30, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Paxson Communications Corporation.

/s/ Dean M. Goodman	/s/ Richard Garcia

Dean M. Goodman	Richard Garcia
President and Chief Operating Officer	Senior Vice President and Chief Financial Officer
(principal executive officer)	(principal financial officer)
Date: November 9, 2005
A signed original of this statement has been provided to Paxson Communications Corporation and will be retained by Paxson Communications Corporation and furnished to the Securities and Exchange Commission or its staff upon request.